Exhibit 99.1

Revolution Medicines Reports First Quarter 2022 Financial Results and

Update on Corporate Progress

Lead RAS(ON) Inhibitor drug candidates RMC-6236 (RASMULTI) and RMC-6291 (KRASG12C)

approaching the clinic

RMC-4630-03 Phase 2 trial evaluating RAS Companion Inhibitor RMC-4630 (SHP2) in combination with

Lumakras™ (sotorasib) in patients with advanced non-small cell lung cancer continues enrolling

RMC-5552 (mTORC1) has exhibited preliminary evidence of clinical activity, and dose optimization is underway to prepare for combination studies in RAS cancers

Conference call and webcast today at 4:30 p.m. Eastern Time

REDWOOD CITY, Calif., May 09, 2022 (GLOBE NEWSWIRE) – Revolution Medicines, Inc. (Nasdaq: RVMD), a clinical-stage oncology company developing targeted therapies for RAS-addicted cancers, today announced its financial results for the quarter ended March 31, 2022 and provided an update on corporate progress.

“At Revolution Medicines, we are passionately pursuing our mission to outsmart cancer with a disruptive portfolio of RAS(ON) Inhibitors in development for patients with RAS-addicted cancers,” said Mark A. Goldsmith, M.D., Ph.D., chief executive officer and chairman of Revolution Medicines. “With compounds RMC-6236 and RMC-6291 expected to enter the clinic this year and a pipeline of other compounds behind them, we are advancing a wave of RAS(ON) Inhibitor drug candidates that could address the majority of these cancers that lack effective targeted drugs.

“Concurrently, we continue clinical evaluation of the class-leading RAS Companion Inhibitors RMC-4630 and RMC-5552 that are intended as combination agents to maximize patient benefit. Our integrated pipeline of RAS(ON) Inhibitors and RAS Companion Inhibitors enables the science-driven treatment strategies we have designed to overcome common causes of treatment failure.”

First Quarter 2022 Corporate Highlights

RAS(ON) Inhibitors

RMC-6236 (RASMULTI)

RMC-6236 is a potent, oral, RAS(ON)-selective tri-complex inhibitor designed to treat patients with cancers driven by a variety of RAS mutations, including KRASG12D, KRASG12V and KRASG12R. Additionally, RMC-6236 may be deployed as a RAS Companion Inhibitor in combination with mutant-selective RAS(ON) Inhibitors.

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The company has submitted an Investigational New Drug (IND) application for RMC-6236 to the U.S. Food and Drug Administration (FDA) and expects to announce dosing of the first patient in a monotherapy dose-escalation study in mid-2022. The company anticipates providing evidence of first-in-class single agent activity for RMC-6236 in 2023.

RMC-6291 (KRASG12C)

RMC-6291 is a potent, oral, selective, covalent inhibitor of KRASG12C(ON) with a differentiated preclinical profile. It is designed to serve patients with cancers driven by the KRASG12C mutant.

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The company remains on track to submit an IND application for RMC-6291 to the FDA in the first half of 2022 and expects to announce dosing of the first patient in its monotherapy dose-escalation study in the second half of 2022. The company anticipates disclosing preliminary evidence of superior activity for RMC-6291 in 2023.

RMC-9805 (KRASG12D)

RMC-9805 is an oral, selective, covalent inhibitor of KRASG12D(ON), the primary tumor driver for more than 50,000 new patients annually in the United States, predominantly patients with colorectal (CRC), pancreatic or non-small cell lung cancer (NSCLC). The company believes this compound is the first covalent oral inhibitor of KRASG12D.

•	The company expects to announce dosing of the first patient in a monotherapy dose- escalation study of RMC-9805 in mid-2023.

RMC-8839 (KRASG13C)

RMC-8839 is an oral, selective, covalent inhibitor of KRASG13C(ON). The company believes RMC-8839 is the first compound to directly inhibit KRASG13C, an important therapeutic target primarily for NSCLC and select CRC patients unserved by a targeted RAS inhibitor.

•	The company expects to announce dosing of the first patient in a monotherapy dose-escalation study of RMC-8839 in late 2023 or early 2024.

RAS Innovation Engine

The company is leveraging its innovative tri-complex platform and advanced cancer discovery capabilities to identify additional orally bioavailable, tri-complex RAS(ON) inhibitors to target RAS variants driving RAS-addicted cancers that are unserved by a targeted RAS inhibitor.

•	The company is pursuing multiple pipeline expansion programs focused on RAS mutation hotspots G12 (e.g., G12V and G12R), G13 (e.g., G13D) and Q61.

•	The company is on track to nominate a fifth RAS(ON) Inhibitor development candidate in the second half of 2022.

AACR Highlights

The company demonstrated sector leadership in RAS pathway targeting with seven oral presentations at the American Association for Cancer Research (AACR) Annual Meeting 2022. The presentations highlighted key themes in the company’s multi-part approach to outsmarting cancer.

•	RAS(ON) Inhibitors demonstrate compelling monotherapy activity in diverse preclinical models of genetically defined RAS cancers.

•	RMC-6236 achieved significant monotherapy responses in mouse clinical trials in KRASG12-mutant NSCLC, CRC, and pancreatic cancer models.

•	RMC-6291 demonstrated superiority over adagrasib (MRTX849) in a head-to-head mouse clinical trial in KRASG12C NSCLC models.

•	Selective inhibitor of KRASQ61H(ON) drove significant tumor regressions in a KRASQ61H pancreatic cancer model.

•	RAS(ON) Inhibitors can be combined with RAS Companion Inhibitors to improve anti-tumor activity in models that are less sensitive to RAS(ON) Inhibitor monotherapy.

•	RMC-6236 deployed as a RAS Companion Inhibitor in combination with RMC-6291 demonstrated enhanced anti-tumor activity in KRASG12C NSCLC and CRC models that were refractory to single agent treatments.

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RAS(ON) Inhibitors as monotherapies reverse the immune-suppressive tumor microenvironment in RAS-driven cancers and can unlock profound anti-tumor immunity when combined with immune system modulators such as PD-1 checkpoint inhibitors.

RAS Companion Inhibitors

RMC-4630 (SHP2)

RMC-4630 is a potent, oral small molecule that is designed to selectively inhibit the activity of SHP2, an upstream cellular protein that plays a central role in modulating cell survival and growth by facilitating RAS pathway signaling. RMC-4630 (also known as SAR442720) is progressing in a clinical program under the company’s partnership with Sanofi, the company’s global SHP2 development and commercialization partner.

RMC-4630 and KRASG12C Inhibitor Lumakras™ (sotorasib)

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CodeBreaK 101c: Phase 1b trial sponsored by Amgen Inc. evaluating RMC-4630 in combination with Amgen’s KRASG12C(OFF) inhibitor, sotorasib, in patients with advanced solid tumors is progressing. Amgen recently announced that initial data from this trial were submitted to a medical congress taking place in the late summer.

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RMC-4630-03: Global Phase 2 study of RMC-4630 in combination with sotorasib in patients with advanced NSCLC with a KRASG12C mutation who have failed prior standard therapy and who have not been previously treated with a RAS inhibitor is progressing. Revolution Medicines is sponsoring the trial as a complement to the CodeBreaK 101c trial under its global partnership with Sanofi, and in collaboration with Amgen, which is supplying sotorasib to trial sites globally. Revolution Medicines expects to complete enrollment of this study in the second half of 2022 and to provide preliminary evidence of clinical benefit of RMC-4630 as a RAS Companion Inhibitor in 2022. Additional evidence of this compound is expected to be provided in 2023.

RMC-4630 and KRASG12C Inhibitor adagrasib

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Sanofi is planning a Phase 1/2 dose escalation and expansion study under its global SHP2 partnership with Revolution Medicines, and in collaboration with Mirati. The study will evaluate RMC-4630 in combination with adagrasib (MRTX849), Mirati’s KRASG12C inhibitor, in patients with previously treated NSCLC who harbor KRASG12C mutations. This study expands the evaluation of the potential benefit of adding RMC-4630 in this class of KRASG12C(OFF) inhibitors.

RMC-4630 and PD-1 Inhibitor KEYTRUDA® (pembrolizumab)

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TCD16210: Phase 1 trial sponsored by Sanofi evaluating RMC-4630 in combination with KEYTRUDA® (pembrolizumab), a PD-1 inhibitor is progressing. Sanofi is treating patients in an expansion cohort evaluating this combination in first-line treatment for patients with PDL-1 positive NSCLC.

RMC-5552 (mTORC1/4EPB1)

RMC-5552 is a potent, first-in-class, bi-steric mTORC1-selective inhibitor designed to suppress phosphorylation and inactivation of 4EBP1 for cancers with hyperactive mTORC1 signaling, including certain RAS-addicted cancers. The company intends to combine RMC-5552 with RAS(ON) inhibitors in patients with cancers harboring RAS/mTOR pathway co-mutations.

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An ongoing Phase 1/1b clinical trial evaluating RMC-5552 monotherapy is progressing. In January 2022, the company reported preliminary evidence of clinical activity, and dose optimization is underway to prepare for combination studies in RAS cancers. The company anticipates disclosing additional evidence of single agent activity in 2023.

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The company aims to evaluate RMC-5552 in combination with RAS(ON) inhibitors in patients carrying both RAS and mTOR pathway mutations, representing approximately 30,000 new patients per year in the United States.

First Quarter 2022 Financial Highlights

Cash Position: Cash, cash equivalents and marketable securities were $518.8 million as of March 31, 2022, compared to $577.1 million as of December 31, 2021. The decrease was primarily attributable to net loss for the quarter ended March 31, 2022.

Revenue: Total revenue, consisting of revenue from the company’s collaboration agreement with Sanofi, was $7.6 million for the quarter ended March 31, 2022, compared to $10.2 million for the quarter ended March 31, 2021. The decrease was related to lower reimbursed development costs under our collaboration agreement with Sanofi.

R&D Expenses: Research and development expenses were $56.5 million for the quarter ended March 31, 2022, compared to $40.9 million for the quarter ended March 31, 2021. The increase was primarily due to an increase in research expenses associated with the company’s pre-clinical research portfolio, an increase in personnel-related expenses related to additional headcount, and an increase in stock-based compensation.

G&A Expenses: General and administrative expenses were $9.0 million for the quarter ended March 31, 2022, compared to $6.7 million for the quarter ended March 31, 2021. The increase was primarily due to an increase in stock-based compensation and an increase in personnel-related expenses related to additional headcount.

Net Loss: Net loss was $57.6 million for the quarter ended March 31, 2022, compared to net loss of $37.2 million for the quarter ended March 31, 2021.

2022 Financial Guidance

Revolution Medicines reiterates full year 2022 GAAP net loss to be between $260 million and $290 million, which includes estimated non-cash stock-based compensation expense of $35 million to $40 million.

Conference Call

Revolution Medicines will host a conference call and webcast this afternoon, May 9, 2022, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time).

To listen to the conference call, please dial (833) 423-0425 (U.S.) or + 1 (918) 922-3069 (international), provide conference ID: 6994747 and request the Revolution Medicines conference call. To listen to the live webcast, or access the archived webcast, please visit: https://ir.revmed.com/events-and-presentations. Following the live webcast, a replay will be available on the company’s website for at least 14 days.

About Revolution Medicines, Inc.

Revolution Medicines is a clinical-stage oncology company developing novel targeted therapies for RAS-addicted cancers. The company’s R&D pipeline comprises RAS(ON) Inhibitors designed to suppress diverse oncogenic variants of RAS proteins, and RAS Companion Inhibitors for use in combination treatment strategies. RAS(ON) Inhibitors in development include RMC-6236 (RASMULTI), RMC-6291 (KRASG12C), RMC-9805 (KRASG12D) and RMC-8839 (KRASG13C), and a pipeline of research compounds targeting additional RAS variants. RAS Companion Inhibitors in clinical development include RMC-4630 (SHP2) and RMC-5552 (mTORC1/4EBP1).

Keytruda® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc. Lumakras™ (sotorasib) is a trademark of Amgen Inc.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not historical facts may be considered “forward-looking statements,” including without limitation statements regarding the company’s development plans and timelines and its ability to advance its portfolio and R&D pipeline; dosing and enrollment in the company’s clinical trials and the tolerability and potential efficacy of the company’s candidates being studied; the ability of the company’s therapies to serve unmet needs in RAS-addicted cancers and to overcome causes of treatment failure; the potential advantages and effectiveness of the company’s preclinical candidates, including its RAS(ON) Inhibitors; the company’s plans to advance the development of RMC-6236,

RMC-6291, RMC-9805 and RMC-8839 and related milestones; the potential of RMC-6236 to be first-in-class; the potential of RMC-6291 to show superior activity; the company’s plans to nominate a fifth development candidate from its RAS(ON) Inhibitor portfolio; Amgen’s disclosure of initial data from the CodeBreaK 101c study; and enrollment in and findings from the company’s clinical studies, including RMC-4630-03 and RMC-5552; the company’s plans to study RMC-5552 in combination with RAS inhibitors. Forward-looking statements are typically, but not always, identified by the use of words such as “may,” “will,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology indicating future results. Such forward-looking statements are subject to substantial risks and uncertainties that could cause the company’s development programs, future results, performance, or achievements to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include without limitation risks and uncertainties inherent in the drug development process, including the company’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, the company’s ability to successfully establish, protect and defend its intellectual property, other matters that could affect the sufficiency of the company’s capital resources to fund operations, reliance on third parties for manufacturing and development efforts, changes in the competitive landscape and the effects on the company’s business of the worldwide COVID-19 pandemic. For a further description of the risks and uncertainties that could cause actual results to differ from those anticipated in these forward-looking statements, as well as risks relating to the business of Revolution Medicines in general, see Revolution Medicines’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2022, and its future periodic reports to be filed with the Securities and Exchange Commission. Except as required by law, Revolution Medicines undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances, or to reflect the occurrence of unanticipated events.

REVOLUTION MEDICINES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Collaboration revenue	$7,578	$10,131

Total revenue	7,578	10,131
Operating expenses:
Research and development	56,490	40,858
General and administrative	9,037	6,670

Total operating expenses	65,527	47,528

Loss from operations	(57,949)	(37,397)
Other income (expense), net:
Interest income	302	233
Interest expense	—	(12)

Total other income, net	302	221

Loss before income taxes	(57,647)	(37,176)

Benefit from income taxes	—	—

Net loss	$(57,647)	$(37,176)

Net loss per share attributable to common stockholders - basic and diluted	$(0.78)	$(0.53)

Weighted-average common shares used to compute net loss per share, basic and diluted	74,162,363	70,420,076

REVOLUTION MEDICINES, INC.

SELECTED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	March 31,	December 31,
	2022	2021
Cash, cash equivalents and marketable securities	$518,754	$577,054
Working capital (1)	476,885	529,423
Total assets	682,774	737,988
Deferred revenue	17,095	18,931
Total liabilities	131,781	135,420
Total stockholders’ equity	550,993	602,568

(1)	Working capital is defined as current assets less current liabilities.

Contact Information

David S. Arrington

SVP Investor Relations and Corporate Affairs

Revolution Medicines

415-652-5009

darrington@revmed.com